Exhibit 99.1

New York Community Bank Provides Real-Time Payment Processing Utilizing The Provenance Blockchain For Figure Technologies Inc. Secondary Trading

HICKSVILLE, N.Y. and SAN FRANCISCO, CA, Sept. 13, 2021 /PRNewswire/ -- New York Community Bancorp, Inc. (NYSE: NYCB) (the "Company") today announced that its banking subsidiary, New York Community Bank (the "Bank"), successfully completed a groundbreaking digital payment process through the creation of a blockchain-based digital marker, allowing Figure Technologies, Inc. ("Figure" or "FTI") to conduct real-time secondary trading in digital shares of its stock utilizing Figure ATS, an alternative trading system registered with the U.S. Securities and Exchange Commission ("SEC"), that operates on the Provenance Blockchain.

The Bank served as the financial intermediary between buyers and sellers of FTI digital shares by facilitating the payment process through the minting of a new digital marker, USDForward ("USDF"), the first to be used by a bank on the Provenance Blockchain. The initial set of transactions by the Bank validates the functionality of the Bank's digital marker payment platform as an important Provenance Blockchain decentralized finance ("DeFi") tool, supporting the Bank's plans to move forward with additional digital marker transactions and Figure's plans for expanding the DeFi ecosystem.

Commenting on the collaboration, the Company's Chairman, President, and Chief Executive Officer, Thomas R. Cangemi stated, "I am extremely pleased with our inaugural transaction with Figure Technologies. The Bank's digital marker program, coupled with Figure's secondary trading platform, is a giant step forward in our recently announced partnership and a very positive beginning for what we expect our collaboration with Figure will produce in the future. The successful completion of our initial use case transactions represents an important milestone for NYCB as we implement our digital strategy."

The Figure secondary trades using the Bank's digital marker represented the first transactions on the Figure ATS, which enables trading without the need for traditional intermediaries, and where settlement occurs in real-time vs. T+2 or longer on traditional exchanges. Secondary trading on the Figure ATS and the use of the Bank's digital marker involves onboarding all counterparties through the Bank's enhanced AML/KYC compliance process, with the Bank programmatically creating the USDF digital marker for use by its customers. In the initial use case, the USDF digital marker references fiat currency to facilitate real-time, bilateral settlement of trades and other transactions on the Provenance Blockchain. All of the trading conducted on the Figure ATS is done in compliance with applicable SEC rules and regulations.

"This is the first of a series of groundbreaking transactions we plan on doing with New York Community Bank," said Mike Cagney, CEO of Figure. "New York Community Bank's digital marker and Figure ATS together demonstrate the remarkable possibilities for private company stock trading and settlement in real-time without counterparty or settlement risk, and is a harbinger of the significant disruption blockchain is bringing to global exchanges, including public equity markets."

Looking ahead, the Bank plans to participate, including as a consultant, in the development of the USDF Consortium, a syndicate of banks being organized in accordance with anti-trust law, by JAM FINTOP and the Provenance Blockchain Foundation, that will operate under a common set of compliance standards to engage customers and mint USDF digital markers for use in a broad variety of DeFi transactions. The Bank is working with the Consortium organizers to ensure that its compliance standards satisfy applicable regulatory requirements. Regulated depository institutions seeking to join the Consortium can find additional information at its website, www.usdfconsortium.com.

About New York Community Bancorp, Inc.

Based in Hicksville, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At June 30, 2021, the Company reported assets of $57.5 billion, loans of $43.6 billion, deposits of $34.2 billion, and stockholders' equity of $6.9 billion.

Reflecting our growth through a series of acquisitions, the Company operates 236 branches through eight local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona.

On April 26, 2021, the Company announced that it entered into a definitive merger agreement to acquire Flagstar Bancorp, Inc. The transaction was approved by both sets of shareholders on August 4, 2021 and is expected to close during the fourth quarter, subject to the satisfaction of certain closing conditions and the receipt of all necessary regulatory approvals. Upon closing, the combined company will have $85 billion in total assets, operate nearly 400 traditional branches across nine states, and 86 retail lending offices across a 28 state footprint. It will also have significant scale in several lines of business, including residential lending, mortgage servicing, mortgage warehouse, and multi-family lending.

About Figure

Figure is transforming financial services through blockchain, bringing speed, efficiency and savings to both consumers and institutions. Figure continues to unveil a series of fintech firsts across the capital markets, investment management, and banking and payments sectors. Figure leverages Provenance Blockchain for loan origination, servicing, financing, cap table management, and private fund services. The company was founded in 2018 by serial technology entrepreneur Mike Cagney, who also founded SoFi and built the company into a multi-billion-dollar business under his leadership as CEO. Learn more at www.figure.com.

About JAM FINTOP

JAM FINTOP is a joint venture between JAM Special Opportunity Ventures ("JSOV") and FINTOP Capital. The partnership brings together bank experts and seasoned fintech entrepreneurs to invest in companies changing the way financial institutions and their customers move, track, and interact with money. Jacobs Asset Management, an affiliate of JSOV, has a 26-year history investing in public and private community banks, and FINTOP Capital is a leading fintech investor with over 140 years of collective experience.

JAM FINTOP Banktech raised $150 million in April 2021 to help accelerate technology adoption at community banks across the United States. Uniquely, all 66 of the fund's limited partners are community banks. The $600+ billion of combined assets of the fund's limited partners would rank as the fifth largest bank in the nation. JAM FINTOP's second fund, JAM FINTOP Blockchain, will make investments in blockchain infrastructure, on-ramps and businesses. With Figure and NYCB as lead investors, it is currently being marketed to Qualified Purchasers. For more information visit www.jamfintop.com.

About Provenance Blockchain Foundation

Provenance Blockchain Foundation supports the Provenance Blockchain and its participants through research and development, education and governance. Additional information about the Provenance Blockchain Foundation is available at www.provenance.io.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to NYCB's beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, investments, strategic relationships, and acquisitions, among other matters; NYCB's estimates of future costs and benefits of the actions NYCB and each counterparty to a pending transaction may take; NYCB's assessments of probable losses on loans; NYCB's assessments of interest rate and other market risks; and NYCB's ability to achieve its financial and other strategic goals, including those related to the pending merger with Flagstar Bancorp and the strategic relationship and transactions with Figure Technologies, Inc..

Forward-looking statements are typically identified by such words as "believe," "expect," "plan," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "should," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time.

These forward-looking statements include, without limitation, those relating to the strategic relationship and transactions with Figure Technologies, Inc. and the plan to expand the availability of the USDF digital marker. Additionally, forward-looking statements speak only as of the date they are made; NYCB does not assume any duty, and does not undertake, to update such forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of any of the parties to pending transactions to terminate the agreements governing such transactions; the outcome of any legal proceedings that may be instituted against NYCB or any other party to the transactions; the possibility that the transactions will not close or contemplated strategies will not be executed when expected or at all because required regulatory or other approvals are not received or other conditions to the closings are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the possibility that the anticipated benefits of the proposed transactions will not be realized when expected or at all; diversion of management's attention from ongoing business operations and opportunities; the possibility that NYCB may be unable to achieve expected synergies and operating efficiencies in or as a result of the proposed transactions within the expected timeframes or at all; revenues following the proposed transactions may be lower than expected; and the other factors discussed in the "Risk Factors" section of NYCB's Annual Report on Form 10-K for the year ended December 31, 2020, the "Risk Factors" section in NYCB's Quarterly Report on Form 10-Q for the period ended June 30, 2021, and in other reports NYCB files with the U.S. Securities and Exchange Commission (the "SEC"), which are available at http://www.sec.gov and in the "SEC Filings" section of NYCB's website, https://ir.mynycb.com, under the heading "Financial Information."

Investor/Media Contact:	Salvatore J. DiMartino
(516) 683-4286